UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2021 (January 27, 2021)

CONX Corp.

(Exact name of registrant as specified in its charter)

Nevada	001- 39677	85-2728630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5701 S. Santa Fe Dr.

Littleton, CO 80120
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (303) 472-1542
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	CONXU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	CONX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CONXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2021, CONX Corp. (the “Company”) appointed Mr. Adrian Steckel as a new director of the Company. Mr. Steckel has been appointed to serve on the audit committee and the compensation committee of the Company, with such appointment effective upon his becoming a director of the Company.

Adrian Steckel is a leading technology executive with extensive experience in building companies from the ground up and working to enable voice and data communications in countries around the world. Mr. Steckel was the Chief Executive Officer at OneWeb Global Limited, where he was responsible for overseeing the company's growth, long-term strategic development, fundraising, and commercial success. Prior to joining OneWeb, Mr. Steckel was the CEO of Grupo Iusacell Celular, S.A. de C.V., a successful mobile carrier in Mexico, which was acquired by AT&T, Inc. in 2015. Mr. Steckel currently serves as a director on the boards of Azteca Holdings SA and Uphold Inc.

The board of directors of the Company has affirmatively determined that Mr. Steckel meets the applicable standards for an independent director under both the Nasdaq rules and Rule 10A-3 under the Securities Exchange Act of 1934.

The Company granted 10,000 shares of restricted unvested Class A common stock to Mr. Steckel to compensate him for his services as a director. The shares will vest on the date on which the Company completes a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses or assets, subject to Mr. Steckel’s continued service with the Company or an affiliate thereof until the closing of such transaction.

In connection with this appointment, Mr. Steckel and the Company entered into (i) an indemnity agreement on the same terms as the indemnity agreements entered into by the directors and officers of the Company at the time of the Company’s initial public offering, a form of which was filed as Exhibit 10.5 to the Company’s registration statement on Form S-1, as amended (File No. 333-249223) (the “Registration Statement”), (ii) an amendment to the registration and stockholder rights agreement between the Company, nXgen Opportunities LLC and the Company’s directors and officers, a form of which was filed as Exhibit 10.3 to the Registration Statement, under which Mr. Steckel has been granted certain registration rights on the same terms as the other holders at the time of the Company’s initial public offering, (iii) a joinder to the letter agreement entered into between the Company, nXgen Opportunities LLC and the Company’s directors and officers at the time of the Company’s initial public offering, a form of which was filed as Exhibit 10.1 to the Registration Statement, and (iv) an award agreement relating to the 10,000 shares of Class A common stock granted to Mr. Steckel on the same terms as the restricted Class A common stock issued to independent directors at the time of the Company’s initial public offering, a specimen certificate of which was filed as Exhibit 4.5 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONX CORP.

By:	/s/ Kyle Jason Kiser
Name: Kyle Jason Kiser Title: Chief Executive Officer

Date: January 28, 2021